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                                 EX-99.B11(e)

                      Consent of LeMaster & Daniels, PLLC
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                  ACCOUNTANTS' CONSENT TO USE OF CERTIFICATES
                            AND FINANCIAL STATEMENTS

The Victory Portfolios
3435 Stelzer Rd.
Columbus, Ohio 43219

We served as independent public accountants for Investors Preference Fund for Income, Inc. (IPIN) since its inception on May 8, 1987 and Investors Preference NY Tax-Free Fund, Inc. (IPNY) since its inception on February 11, 1991. Under a plan of reorganization, effective April 29, 1994, IPIN and IPNY became portfolio companies of the Victory Fund. Specifically, IPIN became the Victory Fund for Income Portfolio and IPNY became the Victory NY Tax-Free Portfolio.

We hereby consent to the use of our independent auditors' reports on the financial statements of IPIN and IPNY, including the financial highlights, from the periods from inception through January 31, 1994, relating to a registration statement on Form N-1A for the Victory Portfolios to be filed with the Securities and Exchange Commission.


/s/ LeMaster & Daniels, PLLC
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Certified Public Accountants
Spokane, Washington
December 26, 1995